UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2005



                       SECURED DIGITAL APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      0-25658              84-1357927
(State  or  other  jurisdiction      (Commission          (IRS  Employment
     of  incorporation)              File  Number)       Identification  No.)


            11 Jalan 51A/223 46100 Petaling Jaya, Selangor, Malaysia
            (Address of principal executive offices)      (ZIP Code)


     Registrant's  telephone  number,  including  area code: 011 (603) 7956 7026



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry  Into  A  Material  Definitive  Agreement
Item  1.02  Termination  Of  A  Material  Definitive  Agreement

On August 1, 2005, Secured Digital Applications, Inc. entered into an agreement whereby it waived a limitation on the number of shares that may be converted and held by Laurus Master Fund, Ltd ("Laurus") in order to permit conversions by Laurus under a convertible note and convertible preferred stock into 9,756,098 shares of common stock. The conversion was made in connection with an agreement, also dated August 1, 2005, whereby Laurus agreed to accept $800,000, payable in common stock, and $238,000 in cash in consideration for the early termination of a $7 million investment made by Laurus in May 2004 (the "Laurus Funding").

The Laurus Funding was comprised of the issuance of a $500,000 convertible term note and convertible preferred stock issued by SDA America, Inc., the company's special purpose subsidiary, in the stated amount of $6.5 million. In August 1 agreements, the Company agreed that Laurus would permit the early cancellation of the convertible preferred stock in return for payment of $150,000 and the retention of accrued interest in the amount of approximately $100,000 in a restricted cash account. The company and Laurus further agreed that upon cancellation, the principal balance held in the restricted cash account of approximately $6 million would be returned to Laurus. Under the terms of the initial funding, early redemption of the convertible preferred stock required payment of 120 percent of the stated value of the outstanding shares.

The Company also redeemed the convertible term note at 120 percent of the outstanding principal balance of approximately $340,000.

Under the terms of the agreement between the company and Laurus, Laurus was permitted to convert $800,000 of the company's financial obligations under the agreement into common stock of the Company at $0.082. The Company also made a cash payment of approximately $238,000. The common stock acquired by Laurus constituted 8.8 percent of the issued stock on the date of the agreement and therefore required the company to waive a limitation of 4.99 percent on the holdings permitted by Laurus as part of the Laurus Funding.

In connection with these agreements, Laurus has agreed to release its security interests in the Company and its subsidiaries.

Item 9.01.Financial Statements and Exhibits

Exhibit
Number                         Description
--------------------------------------------------------------------------------
10.1        Waiver Certificate of Designation
10.2        Pay-off Letter Agreement with Laurus Master Fund, Ltd

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SECURED  DIGITAL  APPLICATIONS,  INC.



                                       By:  /s/  Patrick  Soon-Hock  Lim
                                            ----------------------------------
                                       Name:     Patrick  Soon-Hock  Lim
                                       Title:    Chairman  & Chief Executive
                                                 Officer


Date:  August  3,  2005